CONSENT OF GORDON, HUGHES & BANKS, LLP

INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-8 and to the incorporation by reference therein of our report dated March 5, 2004, with respect to the consolidated financial statements of Golden Eagle International, Inc. and Subsidiaries as of December 31, 2003 included in its Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Greenwood Village, Colorado
August 2, 2004

Back to Form S-8